Exhibit 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 17, 1998 in Palm Desert Art, Inc's Form 10-K for the year ended April 30, 1998 and to all references to our Firm included in this Registration Statement.


                                       /S/ Berry, Dunn, McNeil & Parker

Manchester, NH
February 22, 1999